UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 28, 2015
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note

On May 28, 2015, MSB Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to report the retirement of Jeffrey E. Smith, its Chief Financial Officer.  This Current Report on form 8-K/A is being filed to supplement the Original Filing to report the agreement subsequently entered into between Millington Savings Bank, a wholly-owned subsidiary of the Company and Mr. Smith in connection with his retirement.

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors,
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On May 28, 2015, MSB Financial Corp. (the “Company”) announced that Jeffrey E. Smith, the Company’s Chief Financial Officer would be retiring effective June 4, 2015.  As previously disclosed in the Company’s Current Report on Form 8-K dated February 9, 2015, Robert G. Russell, Jr., Senior Vice President and Chief Operating Officer, is currently serving as Acting Chief Financial Officer as Mr. Smith has been on extended medical leave.  The Company anticipates that Mr. Russell will continue to serve as Acting Chief Financial Officer until the Company is able to find a replacement.

On June 17, 2015, Millington Savings Bank (the “Bank”), a wholly-owned subsidiary of the Registrant and Mr. Smith entered into an Agreement and General Release (the “Agreement”), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  The Agreement provides that the Bank will make a payment of $155,860.12 which represents fifty-two weeks of salary at his base rate.  In addition, the Bank will pay 100% of the costs of his premiums for group dental and medical insurance through August 31, 2015 and, thereafter, the Bank will continue to pay 50% of the premiums for the remainder of his life.  In exchange for such payments, Mr. Smith signed the Agreement including a general release of any and all claims, known or unknown, against Millington Savings Bank and its subsidiaries and affiliates. The Company also agreed to make a cash payment to Mr. Smith in full settlement of his 22,033 stock options which had been previously awarded and were all fully vested.  Such payment will be equal to the fair market value of the shares of Company common stock on such date of option cancellation less the per share exercise price of such stock options of $10.75, multiplied by the number of stock options held.  A copy of the Stock Option Cancellation Agreement to be entered into between the Company and Mr. Smith is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1                                Agreement and General Release dated June 17, 2015
Exhibit 10.2                                Form of Stock Option Cancellation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: June 23, 2015		Michael A. Shriner President and Chief Executive Officer